Filed Pursuant to Rules 424(b)(3) and 424(c)
                             Registration No. 333-43988

   THIRD PROSPECTUS SUPPLEMENT DATED OCTOBER 10, 2000
       (to prospectus dated September 12, 2000)
                     $551,450,000
                        KOHL'S
Liquid Yield OptionT Notes (Zero Coupon - Subordinated) due 2020
                          and
The Common Stock Issuable Upon Conversion of the LYONs


         ADDITIONAL SELLING SECURITYHOLDERS(6)

     The following represents additional selling securityholders for the table appearing on pages 26-34 of the prospectus dated September 12, 2000.

                             Principal
                             Amount at                 Number of
                            Maturity of                Shares of
                               LYONs                    Common
                            Beneficially  Percentage     Stock     Percentag of
                            Owned That    of LYONs      That May   Common Stock
     Name and Address       May Be Sold  Outstanding   Be Sold(1) Outstanding(2)

San Diego City Retirement    $1,651,000      *          11,814         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Physicians Life              $  645,000     *            4,615         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Arkansas Teachers Retirement $7,628,000    1.38%        54,585         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

San Diego County Convertible $4,291,000      *          30,706         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Boston Museum of Fine Art    $  199,000     *            1,424         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Engineers Joint Pension Fund $  822,000     *            5,882         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Wake Forest University       $1,566,000     *           11,206         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Nicholas Applegate           $2,602,000     *           18,619         *
 Convertible Fund
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Baptist Health of South      $  395,000     *            2,826         *
 Florida
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Wyoming State Treasurer      $1,776,000     *           12,709         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Nicholas Applegate           $   13,000     *               93         *
 Investment
 Grade Convertible
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Writers Guild                $  510,000     *            3,649         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Screen Actors Pension        $  876,000     *            6,268         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

Lumberman's Mutual Casualty  $  865,000     *            6,189         *
 c/o Nicholas Applegate
 Capital Management
 600 West Broadway, 32nd Floor
 San Diego, CA 92101

              SELLING SECURITYHOLDERS(6)

     The following represents updated information regarding the selling securityholders listed on the table on pages 26-34 of the prospectus dated September
12, 2000.


                            Principal
                            Amount at               Number of
                           Maturity of              Shares of
                              LYONs                  Common
                           Beneficially Percentage   Stock      Percentage of
                           Owned That    of LYONs    That May   Common Stock
    Name and Address       May Be Sold  Outstanding Be Sold(1)  Outstanding(2)

Any other holder of LYONs       $ 0         0%         0          0%
or future transferee,
pledgee, donee or
successor of any holder (3)(4)

*Less than 1%.

(6) Total principal amount of selling securityholders listed is more than $551,450,000 because certain of the selling securityholders may have transferred LYONs pursuant to Rule 144A or otherwise reduced their position prior to selling pursuant to this Registration Statement. The maximum principal amount of LYONs that may be sold under this prospectus will not exceed $551,450,000.